EXHIBIT 99.02

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VERITAS SOFTWARE CORPORATION

     The undersigned hereby appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, and in their discretion on such other matters as may properly come before the Special Meeting, all the shares of VERITAS Software Corporation Common Stock which the undersigned is entitled to vote, at the Special Meeting of Stockholders of the Company to be held June 24, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION IN PROPOSAL NO. 1 AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE FOREGOING PROPOSAL NO. 1, IN PROPOSAL NO. 2.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Mark Here for Address Change or Comments	☐

FOR	AGAINST	ABSTAIN
PROPOSAL NO 1. A proposal to adopt an Agreement and Plan of Reorganization, dated December 15, 2004, that was entered into by and among Symantec Corporation, Carmel Acquisition Corp., a wholly owned subsidiary of Symantec Corporation, and VERITAS, as the same may be amended from time to time.
☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL NO 2. An adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Submit Your Proxy by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone Proxies may be submitted through 11:59 PM Eastern Time the day prior to the day of the Special Meeting.

Your Internet or telephone Proxy authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

Internet		Telephone		Mail
http://www.proxyvoting.com/vrts		1-866-540-5760
Use the Internet to submit your Proxy. Have your Proxy Card in return it in the hand when you access the web site.	OR	Use any touch-tone telephone to submit your Proxy. Have your Proxy Card in hand when you call.	OR	Mark, sign and date your Proxy Card and enclosed postage-paid envelope.

If you submit your Proxy by Internet or by telephone,
you do NOT need to mail back your Proxy Card.

You can view the Annual Report on Form 10-K and Proxy Statement in the Symantec Corporation S-4 on the Internet at www.veritas.com